UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2008

EUROGAS, INC.
(Exact name of registrant as specified in its charter)

Utah	000-24781	87-0427676
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4087 Nike Drive, Unit #4, West Jordan, Utah	84088
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	801-282-8551

14 Wall Street, New York, NY, 10005
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

McCallan Oil & Gas (UK) Limited

In March 2009, the registrant signed an amending agreement with Regent Ventures Ltd., having effect from November 3, 2008. The amending agreement amends the terms of a share option agreement between the registrant and Regent dated April 22, 2008, under which the registrant was granted an option to acquire 450 ordinary shares of McCallan Oil & Gas (UK) Limited, or 45% of that company, from Regent. Once this option is fully exercised, the registrant will own 100% of McCallan UK. The registrant’s arrangement with Regent was first disclosed in its Form 8-K dated May 1, 2008.

The amending agreement extends the time within which the registrant may exercise the option to acquire the 45% interest in McCallan UK. To exercise the option, the registrant must:

(a)	issue 10,000,000 restricted shares of its common stock to Regent (completed);

(b)

on or before March 31, 2009, provide Regent with evidence that it has been granted a production royalty of a 1% interest in and to all gross proceeds received by EuroGas Polska sp. z o.o., the wholly-owned subsidiary of McCallan UK, under the Bieszczady joint operating agreement dated June 1, 2007 with Polskie Górnictwo Naftowe i Gazownictwo SA, Poland's national oil and gas company, and Energia Bieszczady sp. z o.o., a wholly-owned subsidiary of Aurelian Oil & Gas PLC, and pursuant to which Polska owns a 24% participation interest (completed); and

(c)

on or before December 31, 2009, pay to Regent the entire Cdn. $3,000,000. Under the amending agreement, Regent may convert all or a portion of the Cdn. $3,000,000 into subscriptions for restricted common shares of the registrant, at a deemed price equal to the last closing price of the registrant’s shares as traded on the Frankfurt Stock Exchange. This conversion right may be exercised by Regent at any time, and from time to time, until December 31, 2009.

As consideration for the above amendments, the registrant issued 2,000,000 restricted shares of its common stock to Regent.

Eberhard (Ed) Mueller, a former director of the registrant (see Section 5.02 below) is also a director of Regent. While a director of the registrant, Mr. Mueller abstained from voting on any matters related to the acquisition by it of the 450 McCallan U.K. shares.

Tombstone Sandwich Claims

On January 10, 2008, the registrant entered into a letter of intent with Rio Plata Exploration and Mining Inc. pursuant to which the registrant was granted an option to acquire a 60% interest in and to 56 mining claims, covering approximately 2,000 acres (809 ha.) and known as the Tombstone Sandwich Property, a gold and silver base metals property, located in the Tombstone Mining District of Arizona. On April 2, 2009, a formal option agreement having retroactive effect to January 24, 2008, was subsequently entered into between Rio Plata and the registrant covering this acquisition. Under the terms of this agreement, the registrant may earn the 60% interest by the payment of $250,000 and the issuance of 12,000,000 restricted common shares.

On April 2, 2009, the registrant entered into another option agreement with Rio Plata to acquire the remaining 40% interest in the Tombstone Sandwich claims, plus a $3,000 reclamation bond, in exchange for the payment of $5,500 and the issuance of 8,000,000 restricted common shares.

Upon completion of the payments and restricted stock issuances described above, the registrant will own all right, title and a 100% interest in the Tombstone Sandwich claims.

TEI Open Pit

Effective April 2, 2009, the registrant entered into an assignment agreement with Henry & Munroe, LLC, pursuant to which Henry & Munroe assigned to the registrant all rights and obligations in and to an option to purchase real estate agreement dated March 3, 2009 between Henry & Munroe (as Optionee) and Dale Turner, Tombstone Development Co. and Tombstone Hills LLC (as Optionors). This agreement covers approximately 485 acres (196 ha.) in three parcels of land, and is known as the TEI Open Pit Mine located in the Tombstone Mining District of southeast Arizona.

The consideration paid to Henry & Munro consists of $10,000 and the issuance of 2,000,000 restricted common shares of the registrant.

In the event the registrant wishes to exercise the option to acquire the TEI Open Pit Mine, it must pay the Optionors $600,000 for Parcel A of the lands (approximately 200 acres), $400,000 for Parcel B of the lands (approximately 150 acres), and $540,000 for Parcel C of the lands (approximately 135 acres) on or before March 1, 2010. Parcels A, B and C must be purchased in order.

If the registrant elects not to exercise its right to purchase Parcels A, B and/or C within the various option periods, then the registrant will forfeit its rights at least thirty (30) days prior to expiry of each exercise period, and all rights will then revert back to Henry & Munroe.

Rosemont Claims

On April 2, 2009, the registrant entered into an option agreement with Rio Plata and Piejo Partners, Inc., pursuant to which the registrant was granted the right to purchase 58 BLM claims located in Section 3, Township 18s, Range 17e, Gila Salt River Basin and Meridian, Arizona from Rio Plata and Piejo, each as to 50%. Consideration for the option consists of the issuance to Rio Plata and Piejo of 500,000 restricted common shares of the registrant. In order to exercise the option and acquire these claims, the registrant must issue an aggregate of 8,000,000 restricted shares to Rio Plata and Piejo, each as to one-half, on or before September 30, 2009.

Goette Financial Consulting Ltd.

The registrant entered into a Consulting Agreement, having effect from August 1, 2008, with Goette Financial Consulting Ltd., a company that is wholly-owned by Sonanini Holdings Ltd., a private company wholly-owned by Wolfgang Rauball, a director and officer of the registrant. Under this agreement, Goette provides corporate development and corporate finance services to the registrant in exchange for €10,000 per month, plus the reimbursement of out-of-pocket expenses. The term of this agreement expires December 31, 2012, and is thereafter automatically renewable for successive one year periods.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

2000 Warrants

On or about January 12, 2000, the registrant issued convertible debentures in the aggregate principal amount of $3,000,000. On March 30, 2000, the convertible debentures were converted into an aggregate of 8,571,428 common shares of the registrant, and warrants for the purchase of up to an aggregate of 17,142,858 common shares of the registrant. The period of time within which these warrants may be exercised has been extended until March 31, 2010 from March 31, 2009.

2002 Warrants

On June 10, 2002, the registrant issued a warrant to Wolfgang Rauball for the purchase of up to 10,000,000 common shares of the registrant. The period of time within which this warrant may be exercised has been extended until June 10, 2010, and the exercise price has been reduced to $0.05 per warrant share.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

It is with regret that the resignation of Eberhard (Ed) Mueller as a director of the registrant was accepted effective April 6, 2009. Mr. Mueller explained to the Board that, as a result of certain obligations to other companies, he must, at least temporarily, resign from the Board, in order to avoid any potential conflicts of interest or perceived conflicts of interest. Mr. Mueller has expressed interest in returning to the registrant's Board at such time as he has been released from his obligations, and at the appropriate time, the Board will be pleased to accept Mr. Mueller as a Board member.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 27, 2009, the registrant's board of directors adopted Amended and Restated bylaws.

Item 5.05 Amendments to Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

Effective April 27, 2009, the registrant's board of directors adopted a Code of Ethics.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On April 27, 2009, having effect from January 19, 2006, the registrant adopted a new stock option plan, replacing the registrant's 1996 stock option and award plan. The new plan reserves a maximum of 19,635,549 common shares of the Company for issuance to Participants (as defined in the Plan) upon the exercise of stock options granted under the Plan.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit	Description
Number

3.1	Amended and Restated Bylaws dated April 27, 2009

10.1	Share Option Agreement dated April 22, 2008 between the registrant and Regent Ventures Ltd.

10.2	Amending Agreement dated November 3, 2008 between the registrant and Regent Ventures Ltd.

10.3

April 2, 2009 Option Agreement, having retroactive effect to January 24, 2008, between the registrant and Rio Plata Exploration and Mining Inc. with respect to the 60% acquisition of the Tombstone Sandwich Claims.

10.4	April 2, 2009 Option Agreement between the registrant and Rio Plata Exploration and Mining Inc. with respect to the 40% acquisition of the Tombstone Sandwich Claims.

10.5	April 2, 2009 Assignment Agreement between the registrant and Henry & Munroe, LLC.

10.6	April 2, 2009 Option Agreement between the registrant, Rio Plata Exploration and Mining Inc. and Piejo Partners, Inc.

10.7	August 1, 2008 Consulting Agreement between the registrant and Goette Financial Consulting Ltd.

10.8	Warrant dated June 10, 2004 in favour of Wolfgang Rauball.

10.9	Warrant dated March 30, 2009 in favour of Wolfgang Rauball.

10.10	Warrant dated March 30, 2009 in favour of Herbert Zimmer.

10.11	2006 Stock Option Plan.

14.1	Code of Ethics and Business Conduct dated April 27, 2009.

99.1	News release dated April 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROGAS, INC.

By:

/s/ Wolfgang Rauball
Wolfgang Rauball
President, CEO and Chairman
Date: June 9, 2009